UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                  CURENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 2, 2001

                          ADVANCE TECHNOLOGIES, INC.
             (Exact name or registrant as specified in its charter)

         Nevada                                       95-475536
(State or other jurisdiction                      (I.R.S. Employer
Incorporation or organization)                    Identification No.)

                            716 Yarmouth Rd Suite 215
                         Palos Verdes Estates, CA 90274
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (310) 265-7776

Item 5. Other Events

Advance Technologies, Inc. (OTC:BB: AVTX) announced that at a Special Meeting of its Board of Directors held on August 31, 2001 a Resolution was adopted unanimously. All shareholders of Preferred Stock of the Company. will be permitted to convert up to thirty percent (30%) of their Preferred Shares commencing immediately and expiring at the close of business (5:00 pm, PST) on February 19, 2002. The conversion will be on a 1:1 basis in which one Preferred Stock share can be converted to one Common Stock share.

Advance Technologies Inc. is a leading worldwide developer of infrared imaging technology and commercial imaging solutions. Gary Ball, the President and Chief Executive Officer of Advance Technologies, while employed at Hughes Aircraft Company, was the inventor of a patented advanced infrared imaging aircraft landing aid system. After leaving Hughes, Mr. Ball obtained on behalf of the company an exclusive worldwide license from Hughes Aircraft Company for the patented technology. ATI licenses and develops applied infrared imaging solutions for use in diverse industries including aviation, recreational vehicles, commercial trucking, marine, security systems and fire fighting. (www.avtx.com).

CONTACT:

Advance Technology Investor Rel:  Marvin Berger  949-487-4177    mberger@fea.net

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ADVANCE TECHNOLOGIES, INC

Date: October 2, 2001             By: /s/ Gary E. Ball
                                     ------------------------------------
                                     Gary E. Ball, President and Director